As filed with the Securities and Exchange Commission on May 10, 2010

Registration No. 333-166356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NETWORK ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3064173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

25 Dan Road
Canton, Massachusetts 02021
(781) 332-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory A. Shortell
President and Chief Executive Officer
Network Engines, Inc.
25 Dan Road
Canton, Massachusetts 02021
(781) 332-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Philip P. Rossetti, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Tel:  (617) 526-6000
Fax:  (617) 526-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (Commission File No. 333-166356) is being filed solely for the purpose of filing a revised Exhibit 5.1 and Exhibit 23.1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Canton, Commonwealth of Massachusetts, on May 10, 2010.

NETWORK ENGINES, INC.

By:	/s/ Gregory A. Shortell
Name: Gregory A. Shortell
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Shortell	President and Chief Executive Officer and Director	May 10, 2010
Gregory A. Shortell	(Principal Executive Officer)

/s/ Douglas G. Bryant	Chief Financial Officer, Treasurer and Secretary	May 10, 2010
Douglas G. Bryant	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 10, 2010
John A. Blaeser

*	Director	May 10, 2010
Charles A. Foley

*	Director	May 10, 2010
Gary E. Haroian

*	Director	May 10, 2010
Dennis A. Kirshy

*	Director	May 10, 2010
Fontaine K. Richardson

*	Director	May 10, 2010
Robert M. Wadsworth

*By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement

3.1

Second Amended and Restated Certificate of Incorporation of the Registrant, filed with the Commission on December 21, 2000 as Exhibit 3.1 to our annual report on Form 10-K and herein incorporated by reference.

3.2	Third Amended and Restated By-laws of the Registrant, filed with the Commission on February 8, 2008 as Exhibit 3.01 to our current report on Form 8-K and herein incorporated by reference.

4.1	Form of Senior Indenture

4.2	Form of Subordinated Indenture

4.3	Form of Senior Note

4.4	Form of Subordinated Note

4.5*	Form of Depositary Agreement

4.6*	Form of Warrant Agreement

4.7*	Form of Purchase Contract Agreement

4.8*	Form of Unit Agreement

5.1***	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1***	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*                                         To be filed by amendment or by a Current Report on Form 8-K.

**                                 To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

***                          Filed herewith.  All other exhibits previously filed.